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                                                                    Exhibit 10.3


                    AMENDMENT TO CHANGE IN CONTROL AGREEMENT


         THIS AMENDMENT is made effective as of the 24 day of September, 1999, by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation (the "Company") and DUANE D. KIMBLE (the "Executive").

         WHEREAS, the parties entered into a Change of Control Agreement, dated July 5, 1998 (the "Change of Control Agreement"), and desire to amend the Change of Control Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

         1. Amendments to SECTION IV. BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL.

                  (a) Subsection 1. Termination. THE FIRST SENTENCE SHALL BE DELETED IN ITS entirety and replaced with the following:

                           1. TERMINATION - The Executive shall be entitled to,
                  and the Company shall pay or provide to the Executive, the benefits described in Section 2 below if (a) a Change in Control occurs during the term of this Agreement, and (b) the Company terminates the Executive's employment, either by actual termination or by constructive termination, within two
                  (2) years following the Change in Control or the Company terminates the Executive within forty-five (45) days prior to a Change in Control, other than termination for Cause.

                  (b) SUBSECTION 2(a). COMPENSATION. Subsection 2(a) shall be deleted in its entirety and replaced with the following:

                           2(a) COMPENSATION - The Executive will receive an
                  amount equal to two times the Executive's Average Annual Compensation in twenty-four (24) equal monthly installments, beginning with the first month following the Executive's date of termination, in the same manner as the Executive's salary was being paid as of the date of termination, subject to withholding of all applicable taxes and any amounts referred to in Section 2(b) below; provided, however, that, at the option of the Executive, the payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after the Executive's termination of employment, provided further, that the amount of such lump sum payment shall be determined by taking the compensation payments to be made and discounting them to their Present Value.


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                           2(b) HEALTH AND LIFE INSURANCE COVERAGE - The health
                  and life insurance benefits coverage provided to the Executive at the Executive's date of termination shall be continued at the same level and in the same manner as if the Executive's employment had not terminated (subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events), beginning on the date of such termination and ending on the earlier of (i) the date twenty-four (24) months from the date of such termination and
                  (ii) the date that the Executive becomes eligible for health insurance benefits offered by any subsequent employer, taking into account any exclusion or waiting period in such subsequent employer's health benefit plan. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period at the same level and on the same terms as provided to the Executive immediately prior to the Executive's termination, to the extent permitted by the applicable policies or contracts. Any costs Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, then the Company will arrange for other coverage at its expense providing substantially similar benefits as it can find for other officers in similar positions.

                           2(c) EMPLOYEE RETIREMENT PLANS - To the extent
                  permitted by the applicable plan, the Executive will be fully vested in and will be entitled to continue to participate, consistent with past practices, in all employee retirement plans maintained by the Company in effect as of the Executive's date of termination. The Executive's participation in such retirement plans shall continue for a period beginning on the date of the Executive's termination and ending on the earlier of (i) the date twenty-four (24) months from the date of such termination and (ii) the date that the Executive becomes employed by any other employer (at which point the Executive will be considered to have terminated employment within the meaning of the plans) and the compensation payable to the Executive under paragraph (a) above shall be treated (unless otherwise excluded) as compensation under the plan. If full vesting and continued participation in any plan is not permitted, the Company shall pay to the Executive and, if applicable, the Executive's beneficiary, a supplemental benefit equal to the Present Value on the date of termination of employment of the excess (i) the benefit the Executive would have been paid under such plan if the Executive had been fully vested and had continued to be covered for the 24-month period as if the Executive had earned compensation described under paragraph (a) above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts the Executive would have been required to contribute), over (ii) the benefit actually payable to or on behalf of the Executive under such plan. For purposes of determining the benefit under (i) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as the Executive's account under such plan at the time of termination of employment. The Company shall pay such supplemental benefits (if any) in a lump sum.


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                           2(d) ACCELERATED VESTING SCHEDULES - All stock
                  options and the unvested portion of all grants of restricted stock granted to the Executive shall immediately vest in full. Moreover, the Executive shall be entitled to receive immediately upon such termination the cash value of any long term incentives payable to the Executive under any long term incentive compensation plans, including but not limited, to the Company's 1994 Long Term Incentive Plan, in which the Employee is then participating calculated as of the date of the Executive's termination regardless of any provisions in such plans requiring continued employment with the Company. If, within thirty (30) days of Executive's Termination of Employment, the Executive informs the Company that the Executive desires to exercise any or all of the stock options granted which have vested (including such options which have vested pursuant to this paragraph (d)) immediately prior to the Executive's termination of employment, then the Company in its sole discretion shall either (a) register the underlying shares of the Company's common stock for sale to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission within 180 days of the termination of the Executive's employment, or (b) purchase from the Executive the stock options which the Executive desires to exercise. If the Company elects to purchase the stock options, the purchase price to be paid by the Company for each such option being purchased shall be the difference between the last sale price of the Company's common stock on the Nasdaq National Market on the day prior to the date of termination and the exercise price of the option.

         2. NOTICES. The notice address for the Company shall be changed to:

                  To the Company:  Baldwin Piano & Organ Company
                                   4680 Parkway Drive
                                   Mason, Ohio 45040-7198

         3. REAFFIRMATION - Except as expressly modified in this Amendment, the Company and the Executive hereby ratify and confirm each and every provision of the Change of Control Agreement.

         4. SEVERABILITY - If any provision of the Change of Control Agreement, as amended by this Amendment, is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

         5. ENTIRE AGREEMENT - The terms and provision of the Change of Control Agreement and this Amendment constitute the entire agreement between the Company and the Executive with respect to the subject matter hereof. This Amendment may be amended or modified only by a written instrument executed by the Company and the Executive.

         6. GOVERNING LAW - This Amendment shall be governed in all respects by the law of the State of Ohio.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        BALDWIN PIANO & ORGAN COMPANY


                                        By: /s/ Karen L. Hendricks
                                           -------------------------------

                                        Printed Name: Karen L. Hendricks
                                                     ---------------------

                                        Title: Chief Executive Officer
                                              ----------------------------


                                        EXECUTIVE

                                            /s/ Duane D. Kimble
                                           -------------------------------
                                                DUANE D. KIMBLE